Exhibit 99.1
Craftmade International, Inc.
Unaudited Pro Forma Combined Financial Statements
     The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2007 gives effect to the acquisition (the “acquisition” or “business combination”) of certain assets of Woodard, LLC (“Woodard”) into a wholly-owned subsidiary of Craftmade International, Inc. (“Craftmade” or the “Company”) as if it occurred on that date. The following unaudited pro forma combined statements of operations for the fiscal year ended June 30, 2007 and the six months ended December 31, 2007 give effect to the acquisition as if it occurred on July 1, 2006. The fiscal year of Woodard was a 52-week period ending on the last Saturday in July. Woodard’s fiscal year ending July 28, 2007 statement of operations has been combined with Craftmade’s fiscal year ended June 30, 2007. The six month unaudited pro forma combines both companies for the period from July 1, 2007 to December 31, 2007.
     In the acquisition, which was completed on January 2, 2008, the Company initially paid Woodard $19,265,000 plus a working capital adjustment of $954,000 and warrants (the “Warrants”) to purchase up to 200,000 shares of Craftmade common stock (the “Common Stock”) for 10 years from the date of issuance at a purchase price of $8.10 per share, valued at $279,000. The purchase price consideration included 500,000 shares of Common Stock valued at $8.10 per share based on the average closing price of the Common Stock for the three days prior to signing the Asset Purchase Agreement (the “Agreement”) for an aggregate price of $4,050,000 (price of Common Stock for financial reporting is $8.00 per share based on the average closing price of the Common Stock on the two days prior, two days after and day of the announcement of the signing of the Agreement, for an aggregate price of $4,000,000), with the remaining purchase price paid in cash at closing. The Agreement allowed the parties to adjust the purchase price to accurately reflect the working capital up to 60 days after the closing of the acquisition, resulting in a working capital adjustment of $1,532,000 due the Company. Including the working capital adjustment, the total adjusted cash consideration for the acquisition is $14,636,000. As a part of the Agreement, the Seller has 30 days to dispute the working capital adjustment.
     The allocation of the purchase price to Woodard’s assets and liabilities has been based on preliminary estimates of fair values. This allocation is preliminary and further refinements are likely to be made. Criteria have been established in Statement of Financial Accounting Standards No. 141, “Business Combinations” for determining whether intangible assets should be recognized separately from goodwill. Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” provides that goodwill and intangible assets with indefinite lives must not be amortized, but rather must be tested for impairment on at least an annual basis.
     Management of the Company currently expects that the benefits of the business combination will allow the Company to consolidate many of its sales, operational and administrative functions, which could save the Company approximately $1.2 million in operating expenses on an annual basis, with some of the savings being immediately realizable and the remainder being attained over the course of the upcoming year. Management also expects the combination to increase sales because the Company will be able to cross-sell Craftmade and Woodard products to both the independent lighting and patio dealer customer base. The Company also expects to increase hospitality sales by offering ceiling fans and lighting products to Woodard’s expanding hospitality customer base. However, there can be no assurances that the Company will achieve these synergies. The accompanying unaudited pro forma condensed statements of operations do not include any cost saving synergies that may be achievable.
     The unaudited pro forma financial information under this heading should be taken in context with the accompanying notes on our Form 10-K for the year ended June 30, 2007 and Form 10-Q for the period ended December 31, 2007. The unaudited pro forma combined financial statements only reflect adjustments for pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. Woodard’s statements of operations for the periods ended June 30, 2007 and December 31, 2007 include bad debt expense of approximately $1.0MM and $450,000, respectively, primarily for two large bankruptcies, which may not be indicative of future results.
     The unaudited pro forma financial information shown under this heading is presented for informational purposes only, is not necessarily indicative of the financial position or results of operations of the combined operations that would actually have occurred had the acquisition or the related transactions been consummated as of the date or at the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined operations. You should not rely on the unaudited pro forma combined statements of operations and comments contained herein as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Craftmade will experience. The unaudited pro forma financial information under this heading and the accompanying notes should be read together with the financial statements and related notes included elsewhere in this report.

Pro Forma Combined Balance Sheet (unaudited)
December 31, 2007
(In Thousands)

					Craftmade
	Craftmade	Woodard	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
ASSETS
Current assets
Cash	$176	$366	$(366	)(4)	$176
Purchase price adjustment due buyer	—	—	1,532	(5)	1,532
Accounts receivable, net	15,818	12,910	—	(1)	28,728
Inventories, net	16,750	8,655	—	(1)	25,405
Income taxes receivable	1,855	—	—		1,855
Deferred income taxes	1,251	—	—		1,251
Prepaid expenses and other current assets	1,779	1,866	(938	) (1)	2,707

Total current assets	37,629	23,797	228		61,654

Property and equipment, net	8,281	—	1,493	(1)(2)	9,774
Goodwill	13,952	—	—	(1)	13,952
Other intangibles, net	1,402	—	—	(1)	1,402
Other assets	157	1,439	—	(1)	1,596

Total non-current assets	23,792	1,439	1,493		26,724

Total assets	$61,421	$25,236	$1,721		$88,378

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities
Book overdrafts	$255	$—	$—		$255
Due to affiliates, net	—	(428)	428	(4)	—
Accounts payable	3,991	4,545	(25	)(5)	8,511
Other accrued expenses	2,467	1,651	339	(1)(3)	4,457
Current portion of long-term obligations	491	—	—		491

Total current liabilities	7,204	5,768	742		13,714

Non-current liabilities
Long-term obligations	17,535	—	16,168	(5)	33,703
Related party line of credit	—	16,125	(16,125	)(4)	—
Deferred employee benefits	—	806	(806	)(4)	—
Deferred income taxes	1,178	—	—	(3)	1,178

Total non-current liabilities	18,713	16,931	(763)		34,881

Total liabilities	25,917	22,699	(21)		48,595

Minority interest	3,072	—			3,072

Commitments and contingencies

Stockholders’ equity
Members Equity		2,537	(2,537	) (4)	—
Preferred stock, $1.00 par value, 2,000,000 shares authorized; nil shares issued	—	—			—
Common stock, $0.01 par value, 15,000,000 shares authorized; 9,704,420 shares issued	97	—			97
Additional paid-in capital	17,887	—	279	(5)	18,166
Retained earnings	52,574	—			52,574
Less: treasury stock, 4,499,920 common shares at cost	(38,126)	—	4,000	(5)	(34,126)

Total stockholders’ equity	32,432	2,537	1,742		36,711

Total liabilities, minority interest and stockholders’ equity	$61,421	$25,236	$1,721		$88,378

Unaudited Balance Sheet Footnotes

(1)	Initial estimate of allocation of purchase price. The valuation is based upon certain valuations and other studies that have not been completed as of the date of this filing. Accordingly, the allocation is preliminary and subject to future adjustment. Estimates of adjustments to fair value have been made based on the Company’s current plan for integration, but will likely change once the integration plans have been finalized.

Under the purchase method of accounting, the total consideration as shown in the table below is allocated to Woodard’s tangible and intangible assets and liabilities based on their fair values as of December 31, 2007.
Initial Purchase Price Allocation

Initial estimated purchase price		$20,168
Less: Working capital adjustment		(1,532)
Value of Warrants		279

Total Purchase Consideration		$18,915

Acquired Assets (Adjusted to estimated fair value)
Accounts receivable, net	$12,910
Inventories, net	8,655
Prepaid expenses and other current assets	1,581
Plant property and equipment	1,493
Goodwill	—
Other intangible assets	—
Other assets	1,439

Total Assets		$26,078

Assumed Liabilities
Accounts payable	$4,520
Other accrued expenses	1,651

Other liabilities incurred during transaction
Professional Fees Associated with Acquisition	653
Restructuring Reserve	339

Total Liabilities		$7,163

Total Purchase Price		$18,915

(2)	The Plant, Property, and Equipment and certain assets are being evaluated for various financing structures that could result in the building in Owosso, Michigan, being considered as an asset held for sale, which could substantially change the initial valuation resulting in the Company realizing an extraordinary gain.

(3)	Preliminary estimate of a restructuring reserve for integrating operations, net of tax benefit

(4)	Not included in acquisition

(5)	Purchase price consideration including working capital adjustment, was financed by increasing the borrowings on our lines of credit

Craftmade International, Inc.
Pro Forma Combined Statement of Operations (unaudited)
Six Months ended December 31, 2007
(In thousands, except per share amounts)

					Craftmade
	Craftmade	Woodard	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
Net sales	$43,550	$27,000			$70,550
Cost of goods sold	(29,506)	(21,649)	50	(1)	(51,105)

Gross profit	14,044	5,351	50		19,445

Selling, general and administrative expenses	(10,518)	(7,285)	281	(2)	(17,522)
			88	(3)	88
			13	(4)	13
Depreciation and amortization	(418)	(19)	19	(1)	(418)

Total operating expenses	(10,936)	(7,304)	401		(17,839)

Income (loss) from operations	3,108	(1,953)	451		1,606

Interest expense, net	(620)	(811)	414	(5)	(1,017)

Other Income (expenses)	—	2	—		2

Income before income taxes and minority interest	2,488	(2,762)	865		591
Income taxes	(586)	—	645	(6)	59

Income (loss) before minority interest	1,902	(2,762)	1,510		650

Minority interest	(802)	—	—		(802)

Net income (loss)	$1,100	$(2,762)	$1,510		$(152)

Weighted average common shares outstanding:
Basic	5,205	500		(7)	5,705
Diluted	5,206	500		(7)	5,706

Basic earnings (loss) per common share	$0.21				$(0.03)

Diluted earnings (loss) per common share	$0.21				$(0.03)

Cash dividends declared per common share	$0.24				$0.24

Six month unaudited Pro Forma Statements footnotes

(1)	Depreciation adjustment based on allocation of initial purchase price and revaluation of assets per footnote (1) of unaudited Pro Forma balance sheet.

(2)	Removal of corporate charges from prior owners deemed excessive as services provided were not in accordance with fees charged.

(3)	Removal of expense for pension plan from prior owners that is not part of the acquisition.

(4)	Removal of post-retirement benefits from prior owners that is not part of the acquisition.

(5)	Interest expense based upon historical working capital used in operations.

6-Months Average Working Capital	$13,438
Cash Purchase Price Based On Average	11,021
Average Net Operating Loss (6 months)	546

Average debt from Acquisition	11,567
Average Interest Rate	6.86%
Interest Expense (6-Months)	$397

(6)	Estimated tax on adjusted income using 34% tax rate.

(7)	Additional 500,000 shares issued as consideration for purchase price. 200,000 warrants are assumed to be anti-dilutive to earnings.

Craftmade International, Inc.
Pro Forma Combined Statement of Operations (unaudited)
Twelve Months ended June 30, 2007
(In thousands, except per share amounts)

					Craftmade
	Craftmade	Woodard	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
Net sales	$103,350	$88,710			$192,060
Impairment of long-lived assets		(8,458)	8,458	(1)	—
Cost of goods sold	(71,059)	(71,810)	860	(2)	(142,009)

Gross profit	32,291	8,442	9,318		50,051

Selling, general and administrative expenses	(21,151)	(15,550)	566	(3)	(36,135)
			133	(4)	133
			36	(5)	36
Depreciation and amortization	(799)	(301)	301	(1)	(799)

Total operating expenses	(21,950)	(15,851)	1,036		(36,765)

Income (loss) from operations	10,341	(7,409)	10,354		13,286

Interest expense, net	(1,441)	(1,952)	997	(6)	(2,396)

Other Income (expenses)	—	8	—		8

Income (loss) before income taxes and minority interest	8,900	(9,353)	11,351		10,898
Income taxes	(1,482)	—	(679	) (7)	(2,161)

Income (loss) before minority interest	7,418	(9,353)	10,672		8,737

Minority interest	(1,507)	—	—		(1,507)

Net income (loss)	$5,911	$(9,353)	$10,672		$7,230

Weighted average common shares outstanding:
Basic	5,205	500		(8)	5,705
Diluted	5,206	500		(8)	5,706

Basic earnings per common share	$1.14				$1.27

Diluted earnings per common share	$1.14				$1.27

Cash dividends declared per common share	$0.48				$0.48

Twelve month unaudited Pro Forma Statements footnotes

(1)	Removal of asset impairment related to assets classified as assets held for sale and being a direct result of the acquisition. Note 1 of Woodard’s audited financial statements for the period ending July 28, 2007, explains that due to the exclusive negotiations between Craftmade and Woodard the impairment was necessary to accurately reflect the anticipated purchase price of the assets of Woodard.

(2)	Depreciation adjustment based on allocation of initial purchase price and revaluation of assets per footnote (1) of unaudited Pro Forma balance sheet.

(3)	Removal of corporate charges from prior owners deemed excessive as services provided were not in accordance with fees charged.

(4)	Removal of expense for pension plan from prior owners that is not part of the acquisition.

(5)	Removal of post-retirement benefits from prior owners that is not part of the acquisition.

(6)	Interest expense based upon historical working capital used in operations.

Annual Average Working Capital	$17,682
Cash Purchase Price Based On Average	$15,265
Average Net Profit (Cash from Ops)	$(713)

Average debt from Acquisition	$14,552
Average Interest Rate	6.56%
Interest Expense	$955

(7)	Estimated tax on adjusted income using 34% tax rate.

(8)	Additional 500,000 shares issued as consideration for purchase price. 200,000 warrants are assumed to be anti-dilutive to earnings.